UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2007, ISTA Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into Purchase Agreements (the “Agreements”) with certain institutional accredited investors pursuant to which the Company agreed to sell an aggregate of 5,250,000 shares of common stock at a purchase price of $7.00 per share, which will result in gross proceeds to the Company of approximately $36,750,000 before deduction of placement agent fees and offering expenses. The closing of the private placement transaction is expected to close on or about June 29, 2007, subject to customary closing conditions.

As a result of the issuance of the shares in the private placement, the conversion price of the Company’s outstanding Senior Subordinated Convertible Notes (the “Notes”) issued in June 2006 will be adjusted from $7.75 to $7.63 pursuant to the terms and conditions of the Notes. After such adjustment, the Notes will be convertible into an additional 81,174 shares of common stock, or an aggregate of 5,242,470 shares, subject to any limitations set forth therein.

The shares of common stock were issued in a private placement transaction and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the shares of common stock may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The registration rights provisions contained in the Agreements require the Company to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 for the purpose of registering for resale all of the shares of the Company’s common stock that were sold to the investors in the private placement transaction.

This announcement is not an offer to sell securities of the Company, and any opportunity to participate in the private placement transaction was available to a very limited group of accredited investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement entered into in connection with the private placement, which is attached hereto as Exhibit 10.1, and is hereby incorporated by reference. A copy of the press release announcing the private placement is attached hereto as Exhibits 99.1 and is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The shares of common stock sold in the private placement described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act. The Agreements contain representations to support the Company’s reasonable belief that the investors had access to information concerning its operations and financial condition, that the investors are acquiring the shares of common stock for their own account and not with a view to the distribution thereof, and that the investors are “accredited investors” as defined by Rule 501 promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Purchase Agreement.

99.1	Press Release, dated June 27, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

June 27, 2007	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer, Chief Accounting
Officer & Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Purchase Agreement.

99.1	Press Release, dated June 27, 2006.